INTERNAL REVENUE SERVICE                          DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 1055
ATLANTA, GA  30370-0000
                                             Employer Identification Number:
Date:  March 5, 1996                             63-0274273
                                             File Folder Number:
                                                 580002166
SOUTHERN COMPANY SERVICES, INC.              Person to Contact:
64 PERIMETER CENTER EAST                         GARY W. FOOTE
ATLANTA, GA  30346                           Contact Telephone Number:
                                                 (404) 331-0912
                                             Plan Name:
                                                 THE SOUTHERN COMPANY EMPLOYEE
                                                 SAVINGS PLAN
                                             Plan Number:  002


Dear Applicant:

       We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

       Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

       The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

       This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

       This determination is subject to your adoption of the proposed amendments submitted in your letter dated MARCH 1, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

       This determination letter is applicable for the amendment(s) adopted on DECEMBER 22, 1994.

       This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

       This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

SOUTHERN COMPANY SERVICES, INC.


       This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

       This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

       We have sent a copy of this letter to your representative as indicated in the power of attorney.

       If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,




                                District Director



Enclosures
Publication 794

INTERNAL REVENUE SERVICE                         DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 1055
ATLANTA, GA  30370-0000
                                            Employer Identification Number:
Date:  June 10, 1996                            63-0274273
                                            File Folder Number:
                                                580002166
SOUTHERN COMPANY SERVICES, INC.             Person to Contact:
64 PERIMETER CENTER EAST                        EP/EO CUSTOMER SERVICE UNIT
ATLANTA, GA  30346                          Contact Telephone Number:
                                                (410) 962-6058
                                            Plan Name:
                                                THE SOUTHERN COMPANY EMPLOYEE
                                                SAVINGS PLAN
                                            Plan Number:  002


Dear Applicant:

       We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

       Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

       The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

       This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

       This determination is subject to your adoption of the proposed amendments submitted in your letter dated 5/28/96. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

       This determination letter is applicable for the amendment(s) adopted on 6/27/95.

       This determination letter is also applicable for the amendment(s) adopted on 2/12/96 & 3/04/96.

       This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

       This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

SOUTHERN COMPANY SERVICES, INC.


       This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

       This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

       We have sent a copy of this letter to your representative as indicated in the power of attorney.

       If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,




                                District Director



Enclosures:
Publication 794